Exhibit 99.1

[LCA VISION LOGO]

Company Contacts:	Investor Relations Contacts:
LCA-Vision Inc.	Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman and CEO	Jody Cain
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	jcain@lhai.com
www.lasikplus.com	www.lhai.com

LCA-VISION REPORTS FOURTH QUARTER EPS OF $0.19 ON SIGNIFICANT MARKET SHARE GAIN

Company raises 2004 EPS guidance to $0.90-$0.95

CINCINNATI (February 18, 2004) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, today reported net income for the three months ended December 31, 2003 of $2,201,000, or $0.19 per diluted share, compared with a net loss of $1,888,000, or $0.18 per share, for the three months ended December 31, 2002.

For the fourth quarter of 2003, total revenues grew approximately 56% to $20,762,000, compared with $13,300,000 in the fourth quarter of 2002. The Company reported that revenues at vision centers open at least 12 months increased by 44% during the quarter. Fourth quarter procedure volume rose 32% to 16,060, and average price per procedure increased 19% to $1,293, both compared with the fourth quarter of 2002.

For the year ended December 31, 2003, the Company reported net income of $7,269,000, or $0.66 per diluted share, compared with a net loss of $3,826,000, or $0.35 per share, for the year ended December 31, 2002. Total revenues grew approximately 32% to $81,423,000 in 2003, compared with $61,838,000 in 2002.

Net cash provided by operations during the year ended December 31, 2003 was $12,480,000. Cash and short-term investments were $64,908,000 as of December 31, 2003, reflecting both the completion of a public offering of common stock in December 2003 that raised approximately $37 million in proceeds for the Company and the cash provided by operations.

“We are pleased with our exceptional financial and operational performance in the fourth quarter of a very strong year for the Company,” said Stephen N. Joffe, chairman and CEO of LCA-Vision. “The fact that in 2003 fourth quarter revenues surpassed first quarter revenues is particularly impressive, given the historic seasonality of our business. Procedure volume growth for the fourth quarter was up over four-fold compared with the 7% growth estimated by laser vision correction industry sources for the market as a whole. For the quarter, Custom LASIK represented approximately 12% of our procedure volume, up from 7% in the third quarter of 2003. With the price premium Custom LASIK commands, it accounted for approximately 16% of our total revenues.

“We are confident in our ability to capture additional market share in the large, expanding market for laser vision correction,” added Mr. Joffe. “With our value pricing and the range of technology options available to our patients, we plan to continue opening LasikPlus vision centers in select markets that we believe can contribute to growth in the Company’s profitability and cash flow. With approximately $65 million in cash at the end of 2003, strong cash flow and seasoned management, we believe we have the resources to execute this strategy successfully.”

Revised 2004 EPS Guidance

Based on the Company’s strong financial results during 2003 and market share gain, as well as a proven business model and growth strategy, LCA-Vision is increasing guidance for full-year 2004 diluted EPS to $0.90-$0.95, up from our prior guidance of $0.80-$0.85.

Conference Call Information

LCA-Vision has scheduled an investor conference call to be held today beginning at 10:00 a.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (888) 803-7404 within the U.S. and Canada, or +(706) 634-1308 for international callers. A telephone replay will be available for 48 hours by dialing (800) 642-1687 within the U.S. and Canada, or +(706) 645-9291 for international callers. All callers should enter reservation number 5259436.

Individual investors are invited to listen to the conference call live over the Internet by going to the “Investors” section of the Company’s Web site at www.lasikplus.com. A replay of the call will be available for 30 days.

About LCA-Vision

LCA-Vision operates 40 laser vision correction centers, including 36 wholly-owned LasikPlus vision centers located in large metropolitan markets throughout the United States, three joint ventures in Canada and one joint venture in Europe.

This press release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. For a discussion of risks and uncertainties that we face, please refer to LCA-Vision’s filings with the Securities and Exchange Commission including, but not limited to, its Forms 10-K and 10-Q.

[Tables to Follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues — Laser refractive surgery	20,762	13,300	81,423	61,838
Operating costs and expenses
Medical professional and license fees	3,933	2,479	15,779	12,270
Direct costs of services	7,525	6,669	31,507	28,796
General and administrative expenses	1,970	1,873	8,043	8,327
Marketing and advertising	3,402	2,644	12,566	12,823
Depreciation and amortization	1,685	1,539	6,377	5,997
Special charges (benefit)	—	—	—	(174)

Operating income (loss)	2,247	(1,904)	7,151	(6,201)
Equity in earnings from unconsolidated businesses	72	13	317	241
Minority equity interest	(157)	(32)	(372)	(189)
Interest expense	(1)	(1)	(18)	(4)
Investment income (loss)	260	115	540	225
Other income (expense)	190	(3)	242	(6)
Litigation settlement	—	—	—	2,282

Income (loss) before taxes on income	2,611	(1,812)	7,860	(3,652)
Income tax expense	410	76	591	174

Net income (loss)	$2,201	$(1,888)	$7,269	$(3,826)

Income (loss) per common share
Basic	$0.19	$(0.18)	$0.67	$(0.35)
Diluted	$0.19	$(0.18)	$0.66	$(0.35)
Weighted average shares outstanding
Basic	11,440	10,744	10,927	10,794
Diluted	11,765	10,744	11,077	10,794

LCA-Vision Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	At December 31,
	2003	2002
Assets
Current assets
Cash and cash equivalents	$64,908	$18,298
Accounts receivable, net of allowance for doubtful accounts of $1,480,000 and $231,000	3,255	393
Receivables from vendors	802	337
Prepaid expenses, inventory and other	1,422	1,462

Total current assets	70,387	20,490
Property and equipment	41,967	37,301
Accumulated depreciation and amortization	(24,622)	(18,868)

Property and equipment, net	17,345	18,433

Accounts receivable, net of allowance for doubtful accounts of $416,000	749	—
Goodwill	275	275
Deferred compensation plan assets	461	127
Investment in unconsolidated businesses	385	263
Other assets	435	408

Total assets	$90,037	$39,996

Liabilities and Shareholders’ Investment
Current liabilities
Accounts payable	4,883	$3,855
Accrued liabilities and other	4,518	3,605
Debt maturing in one year	—	10

Total current liabilities	9,401	7,470

Deferred compensation liability	457	129
Insurance Reserve	963	55
Minority equity interest	414	230

Shareholders’ investment
Common stock ($.001 par value; 15,643,561 and 13,110,306 shares and 13,276,364 and 10,743,109 shares issued and outstanding, respectively)	16	13
Contributed capital	131,203	91,474
Warrants	—	1,982
Notes receivable from shareholders	—	(1,532)
Common stock in treasury, at cost (2,367,197 shares and 2,367,197 shares)	(15,462)	(15,462)
Accumulated deficit	(37,069)	(44,338)
Accumulated other comprehensive income (loss)	114	(25)

Total shareholders’ investment	78,802	32,112

Total liabilities and shareholders’ investment	$90,037	$39,996

LCA-Vision Inc.
Consolidated Statements of Cash Flow
(Dollars in thousands)

	Years Ended December 31,
	2003	2002	2001
Cash flow from operating activities
Net Income (loss)	$7,269	$(3,826)	$(23,375)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,377	5,997	5,625
Warrant amortization	—	510	701
Provision for loss on doubtful accounts	1,781	—	—
Gain on disposal of assets	(190)	—	—
Deferred Compensation	328	129	—
Insurance reserve	908	—	—
Deferred income taxes	—	—	16,606
Restructuring/impairment provision	—	(174)	1,774
Equity in earnings from unconsolidated businesses	(317)	(241)	(372)
Other, net	—	6	39
Changes in assets and liabilities:
Accounts receivables	(5,191)	124	900
Receivables from vendors	(465)	(103)	2,046
Prepaid expenses, inventory and other	40	497	29
Accounts payable	1,028	1,210	(4,942)
Accrued liabilities and other	912	1,564	(1,024)

Net cash provided by (used in) operating activities	12,480	5,693	(1,993)
Cash flows from investing activities
Purchase of property and equipment	(5,231)	(1,789)	(7,061)
Proceeds from sale of property and equipment	225	8	5
Purchase of held-to-maturity investments	—	—	(4,378)
Maturities of held-to-maturity investments	—	—	13,004
Deferred Compensation Plan	(334)	(127)	—
Other, net	204	(83)	610

Net cash (used in) provided by investing activities	(5,136)	(1,991)	2,180

Cash flows from financing activities
Principal payments of long-term debt and capital lease obligations	(10)	(20)	(196)
Loan payments made by shareholders	1,353	—	—
Loans to shareholders	(22)	(44)	(475)
Shares repurchased for treasury stock	—	(2,449)	(3,138)
Stock offering	36,727	—	—
Exercise of stock options and warrants	1,023	232	162
Distribution from minority equity investees	195	268	377

Net cash provided by (used in) financing activities	39,266	(2,013)	(3,270)

Increase (decrease) in cash and cash equivalents	46,610	1,689	(3,083)
Cash and cash equivalents at beginning of year	18,298	16,609	19,692

Cash and cash equivalents at end of year	$64,908	$18,298	$16,609